Strategist Tax-Free Income Fund, Inc.
File No. 33-63909/811-07407

EXHIBIT INDEX

Exhibit (i)       Opinion and consent of counsel.

Exhibit (j)       Independent Auditors Consent.

Exhibit (n)       Financial Data Schedules.

Exhibit (p)(3)    Trustees' Power of Attorney, dated Jan. 14, 1999.